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                                                                     EXHIBIT 5.1



                                 Bryan Cave LLP
                             120 Broadway, Suite 300
                           Santa Monica, CA 90401-2386
                            Telephone: (310) 576-2100
                            Facsimile: (310) 576-2200



                                 August 7, 2002

Tekelec
26580 West Agoura Road
Calabasas, California  91302

            Re:   Tekelec - Registration Statement on Form S-8

Ladies and Gentlemen:

            We have acted as securities counsel for Tekelec, a California corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), to be filed with the Securities and Exchange Commission (the "Commission") on August 7, 2002, in connection with the registration under the Act of an aggregate of 7,358,000 shares of Common Stock, without par value, of the Company (collectively, the "Shares") consisting of: (i) 5,900,000 shares of Common Stock issuable upon exercise of options granted or to be granted pursuant to the Company's 1994 Stock Option Plan, (ii) 200,000 shares of Common Stock issuable upon exercise of options granted or to be granted under the Company's Employee Stock Purchase Plan, (iii) 500,000 shares of Common Stock issuable upon exercise of options granted or to be granted under the Company's Non-Employee Director Stock Option Plan, (iv) 710,000 shares of Common Stock issuable upon exercise of Nonstatutory Stock Options granted to officers of the Company and (v) 48,000 shares of Common Stock which have been issued to officers of the Company pursuant to "employee benefit plans" as defined in Rule 405 promulgated under the Act (the aforementioned 1994 Stock Option Plan, Employee Stock Purchase Plan, Non-Employee Director Stock Option Plan, Nonstatutory Stock Options and employee benefit plans are referred to collectively herein as the "Plans").

            In connection with the preparation of the Registration Statement, we have made certain legal and factual examinations and inquiries and examined, among other things, such documents, records, instruments, agreements, certificates and matters as we have considered appropriate and necessary for the rendering of this opinion. We have assumed for the purpose of this opinion the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies, and the genuineness of the signatures thereon. As to various questions of fact material to this opinion, we have, when relevant facts were not independently established, relied, to the extent deemed proper by us, upon certificates and statements of officers and representatives of the Company.

            Based on the foregoing and in reliance thereon and upon our review of applicable statutes and case law, it is our opinion that: (i) the Shares have been duly authorized, (ii) the Shares that have been issued (i.e., 48,000 Shares) are validly issued, fully paid and nonassessable, and (iii) the remaining Shares (i.e., 7,310,000 Shares), after the Registration Statement becomes effective and after any post-effective
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amendment required by law is duly completed, filed and becomes effective, and when the applicable provisions of "Blue Sky" and other state securities laws shall have been complied with, and when the Shares are issued and sold in accordance with the Plans and the Form S-8 prospectuses to be delivered to participants in the Plans, will be validly issued, fully paid and non-assessable.

            We hereby consent to the inclusion of our opinion as Exhibit 5.1 to the Registration Statement and further consent to the reference to this firm in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

            This opinion is rendered solely for your benefit in accordance with the subject transaction and is not to be otherwise used, circulated, quoted or referred to without our prior written consent. We are opining herein as to the effect on the subject transaction only of United States federal law and the internal (and not the conflict of law) laws of the State of California, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

                                              Very truly yours,

                                              /s/ Bryan Cave LLP

                                              BRYAN CAVE LLP